EXHIBIT 4.9

                         AGREEMENT WITH NIKOLAOS CACOS
                             DATED JANUARY 2, 2004







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                              MANAGEMENT AGREEMENT

THIS AGREEMENT made and effective as of the 2nd day of January, 2004

BETWEEN:

                 AMERA RESOURCES CORPORATION,  having an office at 709
                 -  837  West  Hasting  Street,   Vancouver,   British
                 Columbia, V6C 3N6

                 (the "Corporation")

                                                     OF THE FIRST PART

AND:

                 NIKOLAOS CACOS having an office at Suite 2507 1408 Strathmore Mews, Vancouver, British Columbia, V6Z 3A9

                 (the "Consultant")

                                                    OF THE SECOND PART

WHEREAS:

A. The Consultant provides executive level management services to corporations engaged in the mineral exploration and development industry.

B. The Corporation wishes to retain the Consultant to provide services with respect to the corporate and administrative affairs of the Corporation, as more particularly set out herein.

NOW THEREFORE, In consideration of the mutual covenants, premises, agreements and conditions herein contained and other good and valuable consideration (the receipt and authenticity of which is hereby acknowledged by the parties) the Consultant and the Corporation hereby agree as follows:

1.   DEFINITIONS AND INTERPRETATION

For all purposes of this Agreement, except as otherwise expressly provided:

         (a) "this Agreement" means this contract for corporate and administrative services as from time to time supplemented or amended by one or more agreements entered into pursuant to the applicable provisions hereof;

         (b) the words "herein" and "hereunder" and other words of similar importance refer to this Agreement as a whole and not to any particular paragraph, sub-paragraph or other subdivision;

         (c)   all references to currency mean lawful currency of Canada;

         (d) the headings are for convenience only and are not intended as a guide to interpretation of this Agreement of any portion hereof;

         (e) "Business Day" means any day on which the Corporation's bankers located in Vancouver, British Columbia, are open for business during normal banking hours, other than a Saturday or a Sunday; and


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         (f)   "Services"  means the  services  described  in  section 3 of this
               Agreement.

2.       ENGAGEMENT AND TERM

         (a) The Corporation hereby engages the Consultant to provide the Services and the Consultant hereby agrees to provide the Services to the Corporation.

         (b) The Consultant's engagement will commence on and from the effective date of this Agreement and continue until this Agreement is terminated in accordance with the provisions herein.

3.      SCOPE OF SERVICES

The Services to be provided by the Consultant shall consist of the following:

         (a) securing the services of Mr. Nikolaos Cacos on a full time basis to act as President and Chief Executive Officer of the Corporation and to assist the Corporation with respect to all aspects of its business including, but not limited to strategic planning, financing, acquisitions and dispositions and corporate structuring;

         (b) liaising with the Corporation's professional representatives on all matters other than of a general administrative nature;

         (c) liaising with regulators and stock exchange officials with respect to regulatory policies, rules and procedures applicable to the Corporation;

         (d)   assisting  and  advising  with  respect  to  strategic  long-term
               planning,   financing  alternatives,   corporate  objectives  and
               corporate governance issues.

         (e) providing such further and other services as the board of directors of the Corporation may, from time to time, request.

4.      COMPENSATION

         (a) FEE. During the term of this Agreement, the Consultant will be paid a monthly fee as follows: $5,300.00 for the month of January 2004; $5,850.00 for the month of February 2004; and, $6,125.00 thereafter, plus applicable GST.

         (b) REIMBURSEMENT OF EXPENSES. In addition to the foregoing, the Corporation will reimburse the Consultant for all reasonable travel expenses, including car rentals, food and lodging, and sundry expenses and all other out of pocket expenses reasonably incurred in connection with the business of the Corporation or any of its subsidiaries within 15 days of presentation of receipts or other evidence satisfactory to the Corporation in respect of such expenses.

         (c) STOCK OPTIONS. The Corporation will grant to the Consultant, stock options in such amounts and on such terms as may be determined by the board of directors of the Corporation, from time to time.

         (d) BONUS. In addition to the foregoing, the Consultant will be entitled to a bonus or bonuses in such amounts and on such terms as may be determined by the board of directors of the Corporation, from time to time.

         (e) ADJUSTMENT TO COMPENSATION. On each anniversary of the date of this Agreement, while the Consultant remains engaged by the Corporation, the board of directors of the

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               Corporation,  or a committee  of such a board,  will carry out an objective review of the terms of reference of this Agreement and the Consultant's performance, including comparable agreements in the industryand, if warranted, the compensation provided herein may be increased by the Corporation (but not decreased) for the following year of engagement, if any, and thereafter.

5.      CONSULTANT'S RIGHT TO TERMINATE

The Consultant may terminate his engagement under this Agreement at any time upon the occurrence of the following events:

         (a) at any time upon providing 60 days' notice in writing to the Corporation;

         (b) upon a material breach or default of any term of this Agreement by the Corporation if such material breach or default has not been remedied within 30 days after written notice of the material breach or default has been delivered by the Consultant to the Corporation; or

         (c)   in accordance with subsection 7(b).

6.       CORPORATION'S RIGHT TO TERMINATE

The Corporation may terminate the Consultant's engagement under this Agreement at any time upon the occurrence of any of the following events:

         (a) the Consultant acting unlawfully, dishonestly, in bad faith or negligently with respect to the business of the Corporation to the extent that it has a material and adverse effect on the Corporation, or acting in any way which would permit the Corporation to terminate the Agreement "for cause" at common law if the Consultant was an employee of the Corporation;

         (b) the conviction of the Consultant of any crime or fraud against the Corporation or its property or any felony offense or crime reasonably likely to bring discredit upon the Consultant or the Corporation;

         (c) the Consultant filing a voluntary petition in bankruptcy, or being adjudicated bankrupt or insolvent, or filing any petition or answer under any present or future statute or law relating to bankruptcy, insolvency or other relief for debtors;

         (d) a material breach or default of any term of this Agreement by the Consultant if such material breach or default has not been remedied within 30 days after written notice of the material breach or default has been delivered by the Corporation to the Consultant;

         (e) Nikolaos Cacos dying or becoming permanently disabled, as determined by a competent physician chosen by the Corporation, or disabled for a period exceeding 360 consecutive days or 360 days calculated on a cumulative basis over any two year period during the term of this Agreement;

         (f)   in accordance with  subsection  7(b); or

         (g)   at the discretion of the Corporation without cause.

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7.       CHANGE OF CONTROL

         (a) For the purposes of this Agreement, a "Change of Control" shall be deemed to have occurred when:

               (i) a majority of the directors elected at any annual or special general meeting of shareholders of the
                       Corporation are not individuals nominated by the Corporation's then incumbent Board;

               (ii) there is occurrence of an event, including a take over bid (as defined in the SECURITIES ACT (British Columbia), whereby any person or entity becomes the beneficial owner of shares representing 25% or more of the combined voting power of the voting securities of the Corporation;

               (iii) there is a merger or amalgamation of the Corporation with one or more corporations as a result of which, immediately following such merger or amalgamation, the shareholders of the Corporation as a group will hold less than a majority of the outstanding capital stock of the surviving corporation; or

               (iv) the Corporation sells all or substantially all of its assets.

         (b) In the event of a Change of Control of the Corporation, the Corporation or the Consultant may terminate the Consultant's engagement under this Agreement within 180 days of the Change of Control upon giving 30 days' notice in writing to the other party, and in such event, the Consultant will be entitled to receive the compensation set out in subsection 8(c).

8.       PAYMENTS ON TERMINATION

         (a) In the event of the termination of the Consultant's engagement pursuant to subsection 5(a), 6(a), 6(b), 6(c) or 6(d) of this Agreement, the Corporation shall pay to the Consultant within three Business Days of the date of such termination the full amount of compensation accrued pursuant to subsections 4(a) and 4(b) of this Agreement as of the date of termination.

         (b) In the event of the termination of the Consultant's engagement pursuant to subsections 5(b) or 6(e) of this Agreement, the Corporation shall pay to the Consultant within three Business Days of the date of such termination:

               (i) the full amount of compensation accrued pursuant to subsections 4(a) and 4(b) of this Agreement as of the date of termination, and

               (ii) the bonus referred to under subsection 4(d) to the date of termination.

         (c) In the event of the termination of the Consultant's engagement pursuant to subsection 6(g) or 7(b) of this Agreement, the Corporation shall pay to the Consultant within three Business Days of the date of such termination:

               (i) the full amount of compensation accrued pursuant to subsections 4(a) and 4(b) of this Agreement as of the date of termination,

               (ii) the bonus referred to under subsection 4(d) to the date of termination, and

               (iii) an amount equal to 18 months of his then monthly fee determined under subsection 4(a).

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         (d)   Any payments made pursuant to sections 8(a), 8(b) or 8(c) will be made as liquidated damages and not as a penalty, and the parties have agreed in advance that such amounts represent a genuine pre-estimate of the damages to be suffered by the Consultant should this Agreement be terminated pursuant to sections 5, 6 or 7(b).

9.       CONFIDENTIALITY

The Consultant shall not either during the continuance of its engagement or anytime thereafter divulge, publish or otherwise reveal either directly or indirectly or through any person, firm or corporation the private affairs or secrets of the Corporation, its subsidiaries or affiliates to any person or persons other than the directors of the Corporation and shall not without the written consent of the Corporation either during the continuance of its engagement or at any time thereafter, use for its own purpose or any purpose other than those of the Corporation any information it may acquire in relation to the business and affairs of the Corporation except such information which is in the public domain or is required by law to be disclosed. The Consultant agrees, during the term of its engagement and at all times thereafter to keep confidential all information and material provided to it by the Corporation, accepting only such information as is already known to the public or required by law to be disclosed, and including any such information already known to the public or required by law to be disclosed, and including any such information and material in relation to any customer, vendor or other party transacting business with the Corporation, and not to release, use or disclose the same, except with the prior written permission of the Corporation. The within understanding shall survive the termination of this Agreement or of the Consultant's engagement even if occasioned by the Corporation's breach or wrongful termination.

10.      INDEPENDENT CONTRACTOR

In performing the Services hereunder, the Consultant shall operate as and shall have the status of an independent contractor and shall not act or hold itself out as or be an agent of the Corporation and shall not bind the Corporation to any agreement or transaction.

11.      SEVERABILITY

The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

12.      ENUREMENT

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

13.      NOTICES

Unless otherwise specified in this Agreement, any notice or other communication required to be given by any party pursuant to this Agreement must be in writing, given by letter or notice delivered by hand or first-class prepaid post or transmitted by facsimile transmission, and addressed to the recipient and sent to the address and facsimile number of the recipient set out below, marked for the attention of the representative set out below:

(a)      If to the Consultant:      Mr. Nikolaos Cacos
                                    Suite  2507 - 1408  Strathmore  Mews
                                    Vancouver, BC V6Z 3A9
                                    Fax: 604-684-3243


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(b)      If to the Corporation:     Amera Resources Corporation
                                    709 - 837 West Hasting Street
                                    Vancouver,  BC, V6C 3N6
                                    Fax: 604-687-1858

Any notice personally delivered shall be deemed to have been given by the sender and received by the addressee at the time of delivery. Any notice sent by facsimile shall be deemed to have been given by the sender and received by the addressee on the first business day after it was transmitted.

14.      GOVERNING LAW

The validity, interpretation, construction and performance of the Agreement shall be governed by the laws of the Province of British Columbia and the parties hereby irrevocably attorn to the jurisdiction of the courts of British Columbia.

15.      WAIVER

No provisions of this Agreement may be modified waived or discharged unless such waiver modification or discharge is agreed to in writing signed by the Consultant and the Corporation. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with any condition or provision of this Agreement to be preformed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time.

16.      ENTIRE AGREEMENT

No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by wither party which are not set forth expressly in the Agreement.

17.      NO ASSIGNMENT

This Agreement may not be assigned by either party hereto without the written consent of the other.

18.      COUNTERPARTS

The Agreement may be executed in one or more counterparts each of which shall be deemed to be an original but all of which together will constitute one and the same Agreement.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed, delivered and made effective as of the day and year above first set forth.

AMERA RESOURCES CORPORATION

Per:

     /s/ Robert Coltura
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/s/ Nikolaos Cacos
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NIKOLAOS CACOS